Exhibit 99.1

FiveW Capital LLC
By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 09/07/2021

FiveW DiscoverOrg LLC
By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 09/07/2021